Exhibit 10.2

NAS AGENCY AGREEMENT

THIS NAS AGENCY AGREEMENT (this “Agreement”) made this 30th day of July, 2002 between Norcom Agency Services, Inc., a Florida corporation (“NAS”) with offices located at 40 S.E. 5th Street, Suite 500, Boca Raton, Florida 33432 and Ava Rosenberg, a Sole Proprietor (“Agent”), with offices located at 826 Barrack Street, New Orleans, LA 70116.

            WHEREAS, NAS is engaged in selling and marketing local, long distance, data and internet telecommunication services (collectively, the “Telecom Services”) to businesses throughout the United States utilizing the network services of NUI Telecom, Inc. (“NUI”); and

            WHEREAS, NAS is desirous of engaging other individuals and/or entities to assist NAS in selling and marketing the Telecom Services; and

            WHEREAS, Agent desires to engage in this activity and to solicit customers to purchase the Telecom Services sold by NAS.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed by and between NAS and Agent as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement capitalized terms used herein, unless otherwise defined herein, shall have the following meanings:

1.1

“Commission Payment Date” shall be the end of the third full week of each calendar month for the previous month billing.  The Commission Payment Date is subject to external processing which could, at the discretion of NAS and, from time to time, be slightly altered given the availability of call records.

1.3	“Residual Commissions” shall be monthly residual amounts payable to Agent for Telecom Services sold by Agent under this Agreement.

1.4

“Customer” shall consist of end-users of the NAS Telecom Services solicited by Agent on behalf of NAS and its Service Provider, NUI, which have had Subscriber Service Agreements (“SSA’s”) submitted to and accepted by NAS.

1.5

“Commissionable Revenue” shall consist of revenues arising from qualified local dial tone, interstate, intrastate, international, and calling card usage volume, billed by NUI for usage of NAS’s Telecom Services by those Customers of NAS and NUI with whom the Agent is the representative and further described as:

1

(i)     Qualified interstate and intrastate usage volume, collectively known as Domestic volume, and consisting of calls placed inside the territorial bounds of the United States (including Puerto Rico and the U.S. Virgin Islands) by the Customers of NAS with whom the Agent is the representative; and

(ii)     Qualified international volume consisting of calls placed from the United States to locations outside the territorial bounds of the United States and during the standard and/or discount economy rate period by Customers of NAS with whom the Agent is the representative;

provided however that Commissionable Revenues shall exclude surcharges, service fees, finance charges, federal, state and local taxes, Universal Service Fund fees, PICC, monthly recurring charges and any other billed amounts not relating to monthly service or usage charges.

1.6	“NAS Telecom Services” shall mean the Telecom Services offered by NAS through NUI.

ARTICLE II

REPRESENTATION OF SERVICES

2.1

DESCRIPTION OF REPRESENTATION

NAS hereby grants to Agent, and Agent hereby accepts a non transferable non-exclusive right to market the NAS Telecom Services to Customers in those states where NUI is certified to provide Telecom Service.  NAS shall, pursuant to the terms and conditions of this Agreement, fully compensate Agent for sales of the NAS Telecom Services provided through NAS’ service provider, NUI, and accepted by NAS, provided that the sale of the NAS Telecom Services was originated by Agent.

2.2

AGREEMENT TERM AND CONTINUATION OF RESIDUAL COMMISSIONS

(a)

Except as may otherwise be agreed upon in writing by the parties, the term of this Agreement (the “Term”) shall begin on the date on which it is executed by NAS and Agent and shall continue in force for a period of thirty (30) months from the latest date this Agreement is signed by the parties.  At the expiration of the Term, and subject to the terms and conditions of Section 3.3 of this Agreement, NAS and Agent may, but shall not be obligated to, enter into another Agency Agreement reflecting all revisions instituted since the signing of this Agreement or otherwise on terms mutually satisfactory to NAS and Agent.

(b)

Either party may terminate this Agreement with respect to the services provided and commissions payable if the Federal Communications Commission, a state Public Utilities Commission, or a court of competent jurisdiction issues an order, ruling or tariff change

2

which materially and adversely affects this Agreement, its profitability to either party or either party’s ability to perform its responsibilities as set forth herein.  Such termination shall not give rise to any claims to damages, provided however, that each party shall comply with its obligations hereunder up to the date of termination.

(c)

In the event of expiration or termination per paragraph 3.3(c) of this Agreement, NAS shall continue to compensate the Agent through Residual Commissions related to the Agent’s book of business (customer accounts) for as long as the Agent’s book of business continues to generate monthly Commissionable Revenue with NAS of at least $4,000.00.  The continuation of Residual Commission payments following the expiration or termination of this Agreement shall cease, with no further obligations between the parties in the event the minimum monthly Commissionable Revenue from the Agent’s book of business falls below $4,000.00 for any one month.

ARTICLE III

OTHER PROVISIONS

3.1

REPRESENTATION, WARRANTIES AND AGREEMENTS OF NAS

(a)

NAS represents and warrants that (i) each representation made by NAS under this Agreement is accurate, (ii) NAS has entered into agreements which are necessary to enable Agent to perform the services for which it are appointed, and for which it will receive commissions and (iii) except as otherwise specifically provided herein, that NAS has the power and authority to enter into this Agreement and to grant to Agent the rights conveyed herein.

(b)

NAS warrants that it shall use its commercially reasonable best efforts in processing the SSA’s submitted to NAS by Agent.  NAS will have no liability resulting from the inability of a Local Exchange Carrier (“LEC”) or an underlying carrier to process a service order in a timely fashion.

(c)

NAS shall not accept a new service order or a new product order from an end-user that NAS determines is currently utilizing NAS’s Telecom Services as a result of the efforts of another agent.  The agent who is originally responsible for placing the end-user with NAS will be the party entitled to receive commission.  NAS will use its commercially reasonable best efforts in determining the origin of the SSA submitted to NAS so as not to undermine the sales effort of the Agent.  NAS’s decision as to the party entitled to receive the commission will be final and non-appealable.

(d)	NAS shall provide Agent with a standard SSA form to be used by the Agent to process and execute a request for NAS Telecom Services by a Customer.

3

3.2	REPRESENTATION, WARRANTIES AND AGREEMENTS OF AGENT

(a)

Agent will seek and obtain the approval of NAS for all stationary, forms, advertising materials and any changes to the standard SSA form prior to their use.  Such materials shall comply with NAS’s graphics and other guidelines and their use shall, in the opinion of NAS, be in conformance with the requirements of all regulatory authorities.  NAS shall respond to such requests for approval of marketing materials as promptly as is practical under the circumstances.  Inaction by NAS shall constitute disapproval.

(b)

Agent shall quote to the customer only the Telecom Service rates contained in NAS’s current rate schedule(s), which have been attached hereto and which may be amended, from time-to-time, in the sole discretion of NAS, unless Agent and NAS otherwise agree in writing prior to the time of the price quotation by Agent.

(c)

An SSA obtained by Agent is not binding upon NAS until accepted by NAS or unless otherwise agreed to by NAS in writing.  Agent shall not represent itself as an employee, agent or exclusive distributor of NAS.

(d)

Agent will obtain original signatures from customers on all SSA, Letter of Agency and Responsible Organization Letter forms submitted to NAS.  Under no circumstances will Agent sign or caused to be signed, a customer’s signature, irrespective of any customer’s permission to do so.

(e)

Agent shall promptly transmit to NAS all original SSAs for the NAS Telecom Services which Agent has solicited and NAS has approved and accepted.  Agent shall be responsible for the accuracy and completeness of all information contained in the SSA.

(f)

Agent may use the NAS or Norcom trade names and logos in connection with its marketing and advertising activities under this agreement provided Agent obtains prior written approval from NAS in order to assure proper use.

(g)

Agent shall not claim any right, title or interest in, or to, NAS’s or Norcom’s trade name, logo or any NAS trademark and shall not use the same except in connection with the solicitation of orders for NAS’s Telecom Services for NAS’s acceptance pursuant to this Agreement.

(h)

Agent shall in good faith and with diligence maintain and promote marketing of NAS’s Telecom Services in accordance with normal business procedures and practices in the industry, and in accordance with NAS’s marketing policies.  Agent, at the discretion of NAS, will perform such other services incidental to marketing NAS’s Telecom Services from time to time as reasonably requested by NAS, including but not limited to assistance in payment collection on delinquent Customer accounts.  The failure to comply with the reasonable requests of NAS will be considered a breach of this Agreement.

4

3.3

TERMINATION

(a)

NAS may terminate this Agreement immediately in the event that Agent (i) violates any of the conditions and provisions hereof relating to NAS’s marketing requirements and/or SSA customer signature requirements, or (ii) discloses confidential and proprietary information or otherwise breaches any of the terms of Section 3.4 hereof.  Upon termination of this Agreement, Agent shall promptly return to NAS any written materials of any type belonging to NAS including but not limited to, SSA originals and material which may contain duly marked confidential information, and all copies thereof.  If the Agreement is terminated for any of the aforementioned reasons, Agent will not be entitled to any Residual Commissions.

(b)

Either party may terminate this Agreement on thirty (30) days’ written notice if the other party materially breaches any of its duties or obligations hereunder, other than those addressed in Section 3.3(a), unless the breaching party commences action to cure such breach within thirty (30) days after receipt of such notice and such breach has been cured within ninety (90) days after receipt of such notice.  Upon termination of this Agreement by NAS pursuant to this Section 3.3(b), the obligation of NAS to pay commissions hereunder, including, without limitation, Residual Commissions, shall terminate.

(c)

This Agreement may also be terminated by NAS, with thirty (30) days written notice, if, in the opinion and the sole discretion of NAS, the business relationship with the Agent is deemed unsatisfactory for any reason.  This termination provision will neither be unreasonably imposed nor relieve NAS from the responsibility to pay Residual Commissions on existing Customers relative to the conditions set forth in paragraph 2.2(c).  Such termination shall not give rise to any claims of damages by the Agent against NAS.

3.4

TRADE SECRETS AND CONFIDENTIALITY

(a)

During the course of performance of this Agreement, each party may disclose to the other certain confidential information as defined in paragraph (b) below.  Each party shall hold the other party’s Confidential Information in confidence and shall use its best efforts to protect it.  Each party shall not disclose the other party’s Confidential Information to any third party, and shall use it for the sole purpose of performing under this Agreement.  At the conclusion of this Agreement, each party shall either return the other’s Confidential Information in its possession (including all copies) or shall, at the disclosing party’s direction, destroy the other party’s Confidential Information (including all copies) and certify its destruction to the disclosing party.  Unless written consent is otherwise granted by the disclosing party, Confidential Information shall be restricted to employees in the receiving party’s organization who have a need to know such information in order to fulfill the purpose of this Agreement.  Such employees shall be notified of the proprietary nature of such information and the requirement to hold it in confidence pursuant to this Agreement.  The receiving party shall use the same degree of care with such information as it employs with its own Confidential Information but in all events the receiving party

6

shall use at least a reasonable degree of care and shall be liable for any unauthorized disclosures of Confidential Information by it, its employees, agents or consultants.  Agent acknowledges that a violation of this Section 3.4 by Agent may result in the termination of this Agreement pursuant to Section 3.3.

(b)

“Confidential Information” of a party shall mean all information and documentation of such party, whether disclosed to or accessed by the other party in connection with this Agreement, including (1) all information related to such party’s customers, pricing, rates, employees, operations, technology, facilities, markets, products, capabilities, systems, procedures, security practices, research, development, business affairs and finances, ideas, concepts, inventions, designs, business methodologies, improvements, trade secrets, copyrightable subject matter, patents and other intellectual property and proprietary information, (2) any information or data developed by reference to such party’s information or data and (3) the terms of this Agreement.

(c)

The term “Confidential Information” shall not include any information which: (a) is in the public domain at the time of disclosure or enters the public domain following disclosure through no fault of the receiving party, (b) the receiving party can demonstrate as already in its lawful possession prior to disclosure hereunder and not subject to an existing agreement of confidence between the parties or is subsequently disclosed to the receiving party with no obligation of confidentiality by a third party having the right to disclose it or (c) is independently developed by the receiving party without reference to the disclosing party’s Confidential Information.

(d)

Either party may disclose the other party’s Confidential Information if required by, and in accordance with, the order of any competent court or government agency, provided that prior to disclosure the receiving party shall inform the other party of such order.

(e)

Each party agrees that its obligations provided in this Section 3.4 are necessary and reasonable in order to protect the disclosing party and its business, and each party expressly agrees that monetary damages would be inadequate to compensate the disclosing party for any breach by the receiving party of its covenants and agreements set forth in this Agreement.  Accordingly, each party agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the disclosing party and that, in addition to an other remedies that may be available, in law, in equity or otherwise, the disclosing party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the receiving party, without the necessity of proving actual damages.

(f)	The provisions of this Section 3.4 shall survive the termination of this Agreement.

7

3.5

NON-SOLICITATION

Agent agrees that for a period of twelve (12) months after the date that Agent receives a bonus payment from or on behalf of NAS pursuant to this Agreement, Agent shall not, directly or indirectly, commit any act of undertake any activity that would tend to interfere with or disrupt any existing relationship between NAS and any of its carriers, suppliers, vendors, distributors, business partners or customers.  Agent further agrees not to contact or solicit any of the customers who subscribe to Norcom’s or NAS’s Telecom Services as a result of Agent’s sales and marketing efforts for the purpose of switching any of said customers to another telecommunications provider.

Agent agrees that if it breaches this Section 3.5, (i) Agent shall forfeit its right to any bonus payable to Agent (ii) if any bonus payment was previously paid to Agent by or on behalf of NAS, Agent shall promptly pay NAS for the amount of such bonus and NAS may set-off such amount against commissions or other amounts due from NAS to Agent, and (iii) Agent shall cease to be eligible for, and NAS shall no longer pay to Agent, Residual Commissions.

No termination or expiration of this Agreement shall release Agent from its obligations under this Section 3.5.

3.6

ASSIGNMENT

Agent may not assign this Agreement or any or all of Agent’s rights or obligations under this Agreement, including without limitation, the right of Agent to receive Residual Commissions, without the prior written consent of NAS.  NAS may assign this Agreement or any or all of its right, title and interest in, to and under this Agreement, in its sole and absolute discretion without the consent of Agent.  Subject to the foregoing restrictions with respect to Agent, this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

3.7

NOTICES

Notices, requests or other communications relating to this Agreement shall be in writing and delivered by certified mail return receipt requested, bonafide overnight delivery services or courier, or by facsimile with confirmation of receipt and with a confirming telephone call to the appropriate person and address below (or such other address as may be notified in accordance with this paragraph):

If to NAS:

Norcom Agency Services, Inc.
40 S.E. 5th Street, Suite 500
Boca Raton, Florida 33432
Attention:  Julian Jacquez
Phone (561) 392-2550

8

If to Agent:

Name  Ava Rosenberg
Address  826 Barrack Street
City  New Orleans     State  LA          Zip Code  70116
Phone:_________________
Facsimile:______________

Notice shall be deemed to have been given and received (a) if by hand delivery, upon delivery, (b) if by overnight courier, on the date scheduled for delivery, and (c) if by facsimile, upon confirmation of receipt.

3.8

SEVERABILITY

In the event that any section, paragraph or portion of this Agreement is deemed, by any court having lawful jurisdiction of the subject matter of this Agreement, to be void, voidable or invalid for any reason, this Agreement otherwise will be deemed to be valid and enforceable as if the void, voidable or invalid section paragraph or portion of this Agreement had not been a part of this Agreement in the first instance.

3.9

AUTHORITY TO BIND

NAS warrants that it has the right to grant the right to Agent to market NAS’s Telecom Services.  Each person executing this Agreement on behalf of another person or entity hereby warrants he or she has full legal authority to execute this Agreement for and on behalf of that person or entity so as to bind that party.

3.10

INDEMNIFICATION

Agent shall defend, indemnify and hold NAS and its affiliates and the officers, directors, agents and employees of each, harmless from and against any and all claims, suits, damages, losses, liabilities, obligations, fines, penalties, costs and expenses (whether based on tort, breach of contract, product liability, property damage, personal injury, patent or copyright infringement or otherwise), including reasonable legal fees and expenses, of whatever kind or nature, arising out of, based on, or otherwise in connection with (i) this Agreement, including, without limitation, any oral or written representation or warranty regarding Telecom Services made by Agent or its employees, agents or contractors which were not authorized in writing by NAS, and (ii) any agreement the Agent establishes with sub contractors or sub agents.

9

3.11

SETTLEMENT OF DISPUTES

In the event of any controversy or claim arising from or relating to this Agreement, or the making, performance or interpretations of this Agreement, the parties initially, in good faith, shall attempt to resolve the dispute among themselves.  If the parties are unable to resolve their dispute privately, then such controversy or claim will be settled by binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, as amended by this Agreement (the “AAA Rules”), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  The parties also agree that the AAA Optional Rules for Emergency Measures of Protection shall apply to the proceedings.  The location of arbitration shall be [Newark, New Jersey].  Either party may initiate arbitration by providing written demand for arbitration (with a copy to the other party), a copy of this Agreement and the administrative fee required by the AAA Rules to the AAA in [Somerset, NJ].  The remaining cost of the arbitration, including arbitrator’s fees, shall be shared equally by the parties unless the arbitration award provides otherwise.  Each party shall bear the cost of preparing and presenting its case.  The parties agree to undertake all reasonable steps to expedite the arbitration process.  One arbitrator will be appointed in accordance with the AAA Rules within thirty (30) calendar days of the submission of the demand for arbitration.  The arbitrator shall designate the time and place in [Newark, NJ] for the hearing within thirty (30) calendar days of his or her appointment.  Each party agrees that the arbitrator’s authority to grant relief shall be subject to the provisions of this Agreement, the United States Arbitration Act, the ABA-AAA Code of Ethic for Arbitrators in Commercial Disputes, the Communications Act of 1934, as amended, and any other applicable law.  The arbitrator shall not be able to award, nor shall any party be entitled to receive punitive, incidental, consequential, exemplary, reliance or special damages, including damages for lost profits.  The arbitrator’s decision shall follow the plain meaning of the Agreement and shall be final, binding and enforceable in a court of competent jurisdiction.

3.12

GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of [New Jersey] without reference to conflict of laws principles, and subject to Section 3.8, the parties agree to the exclusive jurisdiction of the courts of the State of New Jersey.

3.13

LIMITATION OF LIABILITY

IN NO EVENT SHALL NAS BE LIABLE TO THE AGENT OR ITS CUSTOMERS, AGENTS OR SUBCONTRACTORS FOR ANY SPECIAL, DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF PROFITS, OR LOSS OF CUSTOMERS, CLIENTS OR GOODWILL, SUFFERED BY AGENT OR OTHERS, ARISING IN ANY MANNER FROM THIS AGREEMENT OR THE PERFORMANCE OR NON-PERFORMANCE OF NAS HEREUNDER, WHETHER OR NOT THE PROSSIBILITY OF SUCH DAMAGE WAS DISCLOSED TO NAS OR COULD HAVE BEEN REASONABLY FORESEEN BY NAS

10

UNLESS SPECIFICALLY STATED HEREIN, NAS MAKES NO WARRANTIES, REPRESENTATIONS OR AGREEEMENTS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PUPOSE, WITH RESPECT TO THE NAS TELECOM SERVICES.

3.14

MISCELLANEOUS

(a)

The relationship of NAS and Agent under this Agreement is that of an independent contractor and such relationship shall continue throughout the term of this Agreement and any extension or renewal thereof.  Nothing contained in this Agreement shall be construed to constitute either party as a partner, joint venture, officer, employee, legal representative or agent of the other nor shall Agent incur any obligations or indebtedness, expressed or implied, on behalf of NAS.  All persons employed by Agent shall be considered solely Agent’s employees, and Agent shall comply and be solely responsible for payment of all its employee’s unemployment, social security and other payroll taxes, including contributions from Agent when required by law.  NAS shall have no control over Agent’s directors’, officers, employees or agents, including the terms and conditions of their employment, nor over Agent’s methods of doing business except as may be set forth herein.

(b)	None of Agent of any of its employees, agents or sub-contractors has the authority to bind NAS to any representation or agreement, orally or in writing, with a third party.

(c)

Neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, embargoes, floods, wars, the elements, labor disputes, government requirements, acts of God, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers or other cause beyond its control whether or not similar to the foregoing; provided, however, that performance of each party’s obligations hereunder shall not be excused by reason of an act of government authority in the exercise of its enforcement powers against a party for the alleged violation of any law, rule, or regulation.

(d)	The right of either party to terminate this Agreement hereunder shall not be effected in any way by its waiver of, or failure to take, any action with respect to any previous default.

(e)	Any out-of-pocket expense incurred by Agent in the performance of this Agreement shall be paid solely by Agent.

(f)

This Agreement contains the entire understanding of the parties and supersedes all prior oral and written representations and statements between the parties.  This Agreement may be amended only in writing by mutual agreement of both parties.

11

3.15

COUNTERPARTS

This Agreement may be signed in any number of counterparts with the same effect as if the signatures or initials were upon the same instrument.

ARTICLE IV

COMMISSION SCHEDULE

4.1

TERMS AND CONDITIONS OF COMMISSION PAYMENT

(a)

As compensation for services rendered hereunder, on each Commission Payment Date NAS shall pay to Agent a commission based on Commissionable Revenue in accordance with the rate and commission schedules contained in Exhibit(s) I-V attached hereto and made a part hereof.  NAS records shall be deemed correct for the purposes of calculating the Commissionable revenues and the corresponding commission.  NAS shall assume the financial responsibility for bad debt; provided however, Agent will be charged back any commissions previously paid on billing for unpaid end-user invoices.

(b)

Any per call surcharges, PICC fees, Universal Service Fund and on-time fees or monthly recurring fees do not qualify for commissions and will not be included in Commissionable Revenue unless approved in writing by NAS.

(c)	It is expressly understood that NAS is not a party to, and shall have no liability or responsibility under or with respect to, any agreements the Agent establishes with sub contractors or sub-agents.

(d)

Agent shall bear the responsibility for the preparation and issuance of commission payments and statements for its sub contractors.  In the event NAS agrees in writing to perform such additional administrative services on behalf of the Agent, the Agent must deliver valid IRS form W-9’s for each sub contractor and such additional services will be performed by NAS on a fee basis.

(e)

NAS shall continue to provide residual commission payments related to the Agent’s existing book of business (customer accounts) as of March 31, 2002, which was established under a predecessor contract between Norcom, Inc. and the Agent.  Such residual commission payments shall continue at the commission rates established and in effect as of March 31, 2002, subject to the provisions of paragraph 2.2(c).

12

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

Ava S. Rosenberg Company/Individual Name (print)	NORCOM AGENCY SERVICES, INC.

/s/ Ava S. Rosenberg Authorized Signature Date: 7/31/02	By: /s/ Title: COO Date: 8/02/02

# 2040 Assigned Dealer Number

Federal ID or Social Security Number

Certification

Under penalties of perjury, I certify that:

1.	The number shown above is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.

I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to back withholding.

Signature  /s/ Ava S. Rosenberg                        Date  7/30/02

13